 EXHIBIT 12.1

Exhibit 12.1

ARDEN REALTY LIMITED PARTNERSHIP COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
(AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

                                                                                                          ARDEN REALTY LIMITED PARTNERSHIP
                                                                          --------------------------------------------------------------------------------------------------
                                                        For the Three                                                                                      For the Period
                                                         Months Ended                                                                                      October 9, 1996
                                                          March 31,                           For the Years Ended December 31,                             to December 31,
                                                                          ------------------------------------------------------------------------------
                                                           2001                2000              1999                  1998                  1997              1996
                                                       -------------

Earnings Available to Cover Fixed Charges:
Income before extraordinary items                       $   26,268          $  105,209           $ 102,393           $   95,794           $   44,286          $  8,426

Add: Interest Expense                                       21,158              78,406              60,239               43,403               19,511             1,280

Total Earnings Available to Cover Fixed Charges         $   47,426          $  183,615           $ 162,632           $  139,197           $   63,797          $  9,706

Fixed Charges:
   Interest Expense                                     $   21,158          $   78,406           $  60,239           $   43,403           $   19,511          $  1,280
   Interest Capitalized                                      2,588              12,646               9,587                8,920                1,178                57
   Preferred Distributions                                   1,078               4,312               1,354                   --                   --                --

Total Fixed Charges                                     $   24,824          $   95,364           $  71,180           $   52,323           $   20,689          $  1,337

Ratio of Earnings to Fixed Charges                           1.91x               1.93x               2.28x                2.66x                3.08x             7.26x

                                                                                                                     ARDEN PREDECESSORS
                                                                                                                  ------------------------
                                                                                                                    For the Period January
                                                                                                                    1, 1996 to October 8,
                                                                                                                             1996
                                                                                                                  ------------------------
Earnings Available to Cover Fixed Charges:
Income before extraordinary items                                                                                         $  (4,917)

Add: Interest Expense                                                                                                         24,521

Total Earnings Available to Cover Fixed Charges                                                                           $   19,604

Fixed Charges:
   Interest Expense                                                                                                       $   24,521
   Interest Capitalized                                                                                                           --
   Preferred Distributions                                                                                                        --

Total Fixed Charges                                                                                                       $   24,521

Ratio of Earnings to Fixed Charges                                                                                             0.80x